Exhibit 99.1

(BW) (INTERVEST-BANCSHARES) (IBCA)

INTERVEST BANCSHARES CORPORATION

Reports Net Loss of $2.9 Million for the First Quarter of 2010

Business Editors - New York – (Business Wire – April 12, 2010)

Intervest Bancshares Corporation (NASDAQ-GS: IBCA) (the “Company”) today reported a net loss for the first quarter of 2010 (“Q1-10”) of $2.9 million, or $0.35 per diluted common share, compared to net income of $0.5 million, or $0.06 per share, for the first quarter of 2009 (“Q1-09”).

The Company’s operating results have been affected by the weak economy, high unemployment, increased office and retail vacancy rates and an increasing supply of distressed properties for sale in the marketplace at discounted prices, all of which have significantly reduced commercial and multifamily real estate values both nationally and in the Company’s lending areas.

The net loss for Q1-10 was driven by a $7.8 million increase in the provision for loan losses and a $1.7 million increase in noninterest expenses. The total of these items was partially offset by a $3.2 million increase in net interest and dividend income, a $0.4 million increase in noninterest income and a $2.5 million decrease in the provision for income tax expense.

The provision for loan losses increased to $9.7 million in Q1-10 from $1.9 million in Q1-09. The increase was attributable to the downgrading of internal risk ratings on various loans and lower estimates of value on a number of collateral properties. During Q1-10, the Company charged off a total of $14.0 million of loan principal as a result of declining real estate values.

Noninterest expenses increased to $7.6 million in Q1-10 from $5.9 million in Q1-09. The increase was due to a $1.9 million increase in the provision for losses on real estate owned, a $0.4 million increase in FDIC insurance expense due to higher premium rates imposed on all FDIC insured banks, a $0.2 million increase in regulatory and professional fees and a $0.2 million increase in expenses associated with nonperforming assets. The aggregate of these items was partially offset by $1.0 million of expense in Q1-09 that did not recur in Q1-10 from the early retirement of higher cost borrowings. The Company recorded an income tax benefit of $1.8 million in Q1-10 compared to $0.7 million of tax expense in Q1-09. The Company’s effective tax rate was 42% in Q1-10, compared to 43% in Q1-09.

Net interest and dividend income increased to $12.5 million in Q1-10 from $9.3 million in Q1-09, reflecting an improved net interest margin. The margin increased to 2.23% in Q1-10 from 1.67% in Q1-09 primarily due to lower rates paid on deposits, the early retirement of higher cost borrowings and the recovery of $0.8 million of nonaccrual interest from the full repayment of a nonaccrual loan. The positive effect of these items was partially offset by calls of higher yielding U.S. government agency security investments (coupled with the reinvestment of the proceeds into similar securities with lower interest rates). The yield on the Company’s average interest-earning assets decreased by 21 basis points to 5.30% in Q1-10, from 5.51% in Q1-09. The Company’s average cost of funds decreased at a faster pace by 93 basis points to 3.36% in Q1-10, from 4.29% in Q1-09.

Noninterest income increased to $0.5 million in Q1-10 from $0.1 million in Q1-09, primarily due to $0.4 million of fees from the full repayment of the nonaccrual loan noted above.

Total assets at March 31, 2010 were $2.28 billion compared to $2.40 billion at December 31, 2009, reflecting a decrease in security investments and loans receivable, partially offset by an increase in overnight investments and foreclosed real estate. As a result of current market conditions and higher regulatory capital requirements, Intervest National Bank has reduced its aggregate deposits and its new loan originations.

Total securities held to maturity decreased by $143.8 million to $491.1 million at March 31, 2010, primarily due to calls exceeding new purchases. A portion of the resulting proceeds were used to fund deposit outflow and the repayment of FHLB borrowings. The securities portfolio had a weighted-average remaining contractual maturity and a yield of 4.4 years and 2.58%, respectively, at March 31, 2010.

Total loans receivable, net of unearned fees, amounted to $1.63 billion at March 31, 2010, a $52 million decrease from $1.68 billion at December 31, 2009. The decrease was due to an aggregate of $33.7 million of principal repayments, $28.0 million of loans transferred to foreclosed real estate and $14.0 million of loan chargeoffs exceeding $23.0 million of new loan originations.

Total nonperforming assets at March 31, 2010 amounted to $154.1 million, or 6.75% of total assets, compared to $155.8 million, or 6.49% of total assets at December 31, 2009. At March 31, 2010, nonperforming assets consisted of $96.2 million of nonaccrual loans, made up of 32 loans, and $57.9 million of real estate acquired through foreclosure, made up of 15 properties. At March 31, 2010, we also had $116.9 million (21 loans) of accruing restructured loans (with a weighted average interest rate of 4.87%) on which the Bank has granted certain concessions to provide payment relief to the borrower. These concessions generally consist of the deferral of principal and or interest payments for a period of time, or a partial reduction in interest payments.

The total allowance for loan losses decreased to $28.3 million at March 31, 2010 from $32.6 million at December 31, 2009, due to $14.0 million of chargeoffs, partially offset by a $9.7 million loan loss provision. The allowance represented 1.73% of total loans (net of deferred fees) at March 31, 2010, compared to 1.94% at December 31, 2009. At each date, a SFAS 114 specific valuation allowance (included as part of the overall allowance for loan losses) in the aggregate amount of $11.0 million and $13.8 million, respectively, was maintained on total nonaccrual and restructured loans.

Total deposits at March 31, 2010 decreased to $1.93 billion from $2.03 billion at December 31, 2009, nearly all of which was due to a $95 million decrease in certificate of deposit accounts.

Total borrowed funds and related interest payable at March 31, 2010 decreased to $103 million, from $119 million at December 31, 2009, due to the maturity and repayment of $16 million of FHLBNY borrowings. As disclosed in a prior report on Form 8-K, the Company has exercised its right to defer regularly scheduled interest payments on its $55 million of junior subordinated notes relating to its outstanding trust preferred securities and has also deferred the payment of its regular quarterly cash dividends on its $25 million of preferred stock held by the U.S. Treasury. The interest and dividend requirements continue to be accrued for financial statement purposes.

Total stockholders’ equity at March 31, 2010 decreased to $211.3 million from $214.1 million at December 31, 2009, primarily due to the net loss of $2.9 million for Q1-10. At March 31, 2010, Intervest National Bank’s regulatory capital ratios were as follows: total capital to risk-weighted assets – 14.33%, Tier 1 capital to risk-weighted assets – 13.08% and Tier 1 capital to total average assets (leverage ratio) – 10.38%. INB maintains capital ratios in excess of its current regulatory requirements as well as those necessary to be designated as a well-capitalized institution under applicable regulations.

Intervest Bancshares Corporation is a holding company. Its principal operating subsidiary is Intervest National Bank, a nationally chartered commercial bank that has its headquarters and full-service banking office at One Rockefeller Plaza, in New York City, and a total of six full-service banking offices in Clearwater and Gulfport, Florida. Intervest National Bank maintains capital ratios in excess of the regulatory requirements to be designated as a well-capitalized institution. Intervest Bancshares Corporation’s Class A Common Stock is listed on the NASDAQ Global Select Market: Trading Symbol IBCA. This press release may contain forward-looking information. Except for historical information, the matters discussed herein are subject to certain risks and uncertainties that may affect the Company’s actual results of operations. The following important factors, among others, could cause actual results to differ materially from those set forth in forward looking statements: changes in general economic conditions and real estate values in the Company’s market areas; changes in policies by regulatory agencies; fluctuations in interest rates; demand for loans and deposits; and competition. Reference is made to the Company’s filings with the SEC for further discussion of risks and uncertainties regarding the Company’s business. Historical results are not necessarily indicative of the future prospects of the Company.

Contact: Lowell S. Dansker, Chairman, Intervest Bancshares Corporation

One Rockefeller Plaza (Suite 400), New York, New York 10020-2002, Phone 212-218-2800 Fax 212-218-2808

Selected Consolidated Financial Information Follows.

INTERVEST BANCSHARES CORPORATION

Selected Consolidated Financial Information

(Dollars in thousands, except per share amounts)	Quarter Ended March 31,
Selected Operating Data:	2010	2009
Interest and dividend income	$29,631	$30,679
Interest expense	17,141	21,389

Net interest and dividend income	12,490	9,290
Provision for loan losses	9,639	1,857

Net interest and dividend income after provision for loan losses	2,851	7,433
Noninterest income	512	73
Noninterest expenses	7,666	5,939

(Loss) earnings before income taxes	(4,303)	1,567
(Benefit) provision for income taxes	(1,825)	672

Net (loss) earnings before preferred dividend requirements	(2,478)	895
Preferred dividend requirements (1)	409	405

Net (loss) earnings available to common stockholders	$(2,887)	$490

Basic (loss) earnings per common share	$(0.35)	$0.06
Diluted (loss) earnings per common share	(0.35)	0.06
Average common shares used to calculate:
Basic (loss) earnings per common share	8,270,812	8,270,812
Diluted (loss) earnings per common share (2)	8,270,812	8,270,812
Common shares outstanding at end of period	8,270,812	8,270,812
Common stock options/warrants outstanding at end of period	1,018,722	959,112
Yield on interest-earning assets	5.30%	5.51%
Cost of funds	3.36%	4.29%
Net interest margin (3)	2.23%	1.67%
Return on average assets (annualized)	-0.42%	0.16%
Return on average common equity (annualized)	-5.20%	1.89%
Effective income tax rate	42.41%	42.88%
Efficiency ratio (4)	36%	54%
Total average loans outstanding	$1,680,810	$1,713,685
Total average securities outstanding	566,635	525,702
Total average short-term investments outstanding	19,145	17,212
Total average interest-earning assets outstanding	2,266,590	2,256,599
Total average assets outstanding	2,335,592	2,281,226
Total average interest-bearing deposits outstanding	$1,961,132	$1,888,774
Total average borrowings outstanding	109,028	131,461
Total average interest-bearing liabilities outstanding	2,070,160	2,020,235
Total average stockholders’ equity	214,235	212,159

Selected Financial Condition Information:	At Mar 31, 2010	At Dec 31, 2009	At Sep 30, 2009	At Jun 30, 2009	At Mar 31, 2009
Total assets	$2,284,257	$2,401,204	$2,382,170	$2,380,044	$2,317,613
Total cash and short-term investments	56,470	7,977	30,660	23,441	30,203
Total securities held to maturity	491,067	634,856	598,313	566,722	544,702
Total FRB and FHLB stock	9,989	10,708	9,929	9,929	9,657
Total loans, net of unearned fees	1,634,140	1,686,164	1,696,064	1,746,087	1,708,752
Total deposits	1,926,772	2,029,984	2,012,995	1,995,165	1,938,123
Total borrowed funds and accrued interest payable	103,060	118,552	107,547	118,035	122,194
Total preferred equity	23,563	23,466	23,370	23,273	23,177
Total common equity	187,711	190,588	190,249	189,864	189,440
Book value per common share	22.69	23.04	23.00	22.96	22.90
Total allowance for loan losses	$28,300	$32,640	$31,815	$32,054	$30,371
Total loan recoveries for the quarter	—	25	—	1,329	—
Total loan chargeoffs for the quarter	13,979	3,126	2,635	2,332	10
Total accruing troubled debt restructured loans (5)	116,906	97,311	71,156	76,210	30,586
Total loans ninety days past due and still accruing	3,629	6,800	1,947	6,367	1,958
Total nonaccrual loans	96,248	123,877	131,742	129,784	119,305
Total foreclosed real estate	57,858	31,866	32,915	18,214	9,742
Allowance for loan losses/net loans	1.73%	1.94%	1.88%	1.84%	1.78%

(1)	Represents accrued dividends on $25 million of 5% cumulative preferred stock held by the U.S. Treasury and amortization of related preferred stock discount.
(2)	Outstanding options/warrants were not dilutive for the Q1-09 reporting period. Outstanding options/warrants are dilutive when their exercise price is above the average market price of the Class A common stock during the reporting period.
(3)	Net interest margin is reported exclusive of income from loan prepayments, which is included as a component of noninterest income.
(4)	Represents noninterest expenses (excluding provisions for loan and real estate losses & real estate expenses) as a percentage of net interest and dividend income plus noninterest income.
(5)	Represent loans whose terms have been modified mostly through the deferral of principal and/or a partial reduction in interest payments.

INTERVEST BANCSHARES CORPORATION

Consolidated Financial Highlights

	At or For The Period Ended
($ in thousands, except per share amounts)	Quarter Ended Mar 31, 2010	Year Ended Dec 31, 2009	Year Ended Dec 31, 2008	Year Ended Dec 31, 2007	Year Ended Dec 31, 2006
Balance Sheet Highlights:
Total assets	$2,284,257	$2,401,204	$2,271,833	$2,021,392	$1,971,753
Percentage change	-5%	6%	12%	3%	16%
Total loans, net of unearned fees	1,634,140	1,686,164	1,705,711	1,614,032	1,490,653
Percentage change	-3%	-1%	6%	8%	9%
Total deposits	1,926,772	2,029,984	1,864,135	1,659,174	1,588,534
Percentage change	-5%	9%	12%	4%	16%
Loans/deposits (Intervest National Bank)	81%	79%	85%	88%	84%
Total borrowed funds and accrued interest payable	103,060	118,552	149,566	136,434	172,909
Preferred equity	23,563	23,466	23,080	—	—
Common equity	187,711	190,588	188,894	179,561	170,046
Common book value per share	22.69	23.04	22.84	22.23	20.31
Market price per common share	3.90	3.28	3.99	17.22	34.41
Asset Quality Highlights
Nonaccrual loans .	$96,248	$123,877	$108,610	$90,756	$3,274
Foreclosed real estate	57,858	31,866	9,081	—	—
Accruing troubled debt restructured loans (1)	116,906	97,311	—	—	—
Loans ninety days past due and still accruing	3,629	6,800	1,964	11,853	—
Allowance for loan losses	28,300	32,640	28,524	21,593	17,833
Loan recoveries	—	1,354	—	—	—
Loan chargeoffs	13,979	8,103	4,227	—	—
Allowance for loan losses/net loans	1.73%	1.94%	1.67%	1.34%	1.20%
Statement of Operations Highlights:
Interest and dividend income	$29,631	$123,598	$128,497	$131,916	$128,605
Interest expense	17,141	81,000	90,335	89,653	78,297

Net interest and dividend income	12,490	42,598	38,162	42,263	50,308
Provision for loan losses	9,639	10,865	11,158	3,760	2,652
Noninterest income	512	297	5,026	8,825	6,855
Noninterest expenses	7,666	27,084	18,873	12,876	13,027

(Loss) earnings before income taxes	(4,303)	4,946	13,157	34,452	41,484
(Benefit) provision for income taxes	(1,825)	1,816	5,891	15,012	17,953

Net (loss) earnings before preferred dividend requirements	(2,478)	3,130	7,266	19,440	23,531
Preferred dividend requirements (2)	409	1,632	41	—	—

Net (loss) earnings available to common stockholders	$(2,887)	$1,498	$7,225	$19,440	$23,531

Basic (loss) earnings per common share	$(0.35)	$0.18	$0.87	$2.35	$2.98
Diluted (loss) earnings per common share	$(0.35)	$0.18	$0.87	$2.31	$2.82
Adjusted net earnings used to calculate diluted (loss) earnings per common share	$(2,887)	$1,498	$7,225	$19,484	$23,679
Average common shares used to calculate:
Basic (loss) earnings per common share	8,270,812	8,270,812	8,259,091	8,275,539	7,893,489
Diluted (loss) earnings per common share	8,270,812	8,270,812	8,267,781	8,422,017	8,401,379
Common shares outstanding	8,270,812	8,270,812	8,270,812	8,075,812	8,371,595

Net interest margin (3)	2.23%	1.83%	1.79%	2.11%	2.75%
Return on average assets	-0.42%	0.13%	0.34%	0.96%	1.28%
Return on average common equity	-5.20%	1.65%	3.94%	11.05%	15.82%
Effective income tax rate	42.41%	36.72%	44.77%	43.57%	43.28%
Efficiency ratio (4)	36%	46%	33%	24%	23%
Full-service banking offices	7	7	7	7	7

(1)	Represent loans whose terms have been modified mostly through the deferral of principal and/or a partial reduction in interest payments.
(2)	Represents accrued dividends on $25 million of 5% cumulative preferred stock held by the U.S. Treasury and amortization of related preferred stock discount.
(3)	Net interest margin is reported exclusive of income from loan prepayments, which is included as a component of noninterest income. Inclusive of such income, the margin would compute to 2.32% for the quarter ended March 31, 2010, 1.68% for 2009, 1.74% for 2008, 2.64% for 2007 and 3.31% for 2006.
(4)	Represents noninterest expenses (excluding provision for loan losses and real estate expenses) as a percentage of net interest and dividend income plus noninterest income. Noninterest expenses for 2006 included a one-time charge of $1.5 million.